Exhibit 99.1

China Biologic to Attend the 34th Annual J.P. Morgan Healthcare Conference

BEIJING, China – January 4, 2016 – China Biologic Products, Inc. (NASDAQ: CBPO, "China Biologic" or the "Company"), a leading fully integrated plasma-based biopharmaceutical company in China, today announced that the Company will participate in the 34th Annual J.P. Morgan Healthcare Conference, to be held at the Westin St. Francis Hotel, San Francisco, California, January 11-14, 2016.

Management will present at the conference on Wednesday, January 13, 2016 at 10:30am Pacific Time. For additional information or interest in meeting with management, please contact your J.P. Morgan institutional sales representative.

About China Biologic Products, Inc.

China Biologic Products, Inc. (NASDAQ: CBPO), is a leading fully integrated plasma-based biopharmaceutical company in China. The Company’s products are used as critical therapies during medical emergencies and for the prevention and treatment of life-threatening diseases and immune-deficiency related diseases. China Biologic is headquartered in Beijing and manufactures over 20 different dosages of plasma-based products through its indirect majority-owned subsidiaries, Shandong Taibang Biological Products Co., Ltd. and Guizhou Taibang Biological Products Co., Ltd. The Company also has an equity investment in Xi'an Huitian Blood Products Co., Ltd. The Company sells its products to hospitals, distributors and other healthcare facilities in China. For additional information, please see the Company's website www.chinabiologic.com.

Contact:

China Biologic Products, Inc.
Mr. Ming Yin
Senior Vice President
Phone: +86-10-6598-3099
Email: ir@chinabiologic.com

ICR Inc.
Mr. Bill Zima
Phone: +86-10-6583-7511 or +1-646-405-5191
E-mail: bill.zima@icrinc.com

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